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                                                                   EXHIBIT  10.3

                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT (this "Agreement"), dated as of September 24, 2001 (the "Effective Date") between Home Director, Inc., a Delaware corporation (the "Company"), and Donald B. Witmer ("Employee").

WHEREAS, the Company desires to employ Employee as its President and Chief Executive Officer and as the Chief Executive Officer of Digital Interiors, Inc., a California corporation and a wholly owned subsidiary of the Company ("Digital Interiors"); and

WHEREAS, Employee is willing to accept such employment on the terms set forth herein.

NOW,  THEREFORE,  the  Company  and  Employee  hereby  agree  as  follows:

     1.     Employment.
            ----------

      1.1. General. The Company hereby employs Employee in the capacity of President and Chief Executive Officer of the Company and as Chief Executive Officer of Digital Interiors, and Employee hereby accepts such employment, upon the terms and subject to the conditions herein contained.

      1.2. Board of Directors. During the term of Employee's employment hereunder, the Employee agrees to serve as a member of the Boards of Directors of the Company and Digital Interiors.

      1.3. Duties and Authority. During the term of Employee's employment hereunder, the Employee shall have such responsibilities, duties and authority as are consistent with his title and such additional responsibilities, duties and authority as may, from time to time, be reasonably assigned to Employee by the Board of Directors of the Company. During the term of this Agreement, Employee shall serve the Company, faithfully and to the best of his ability, and shall devote all of his business time and efforts to the business and affairs of the Company (including its subsidiaries and affiliates) and the promotion of its interests or such other activities as the Board of Directors of the Company may approve from time to time; provided, however that this shall not be construed as either preventing Employee from investing his assets in such form or manner as will not require any services on the part of Employee or precluding Employee from performing a reasonable amount of civic and/or charitable service. The Company hereby acknowledges and approves the following activities by Employee:
(a) Employee's and Employee's spouse's ownership of E&N Business Development and Advisors, a real estate and business advisory company and (b) Employee's partial ownership and member on the Board of Directors of Card IT, Inc., a smart card company. Employee will be furnished with facilities and services commensurate with his position and adequate for the performance of his duties. Employee shall make himself available to the Company at such times and places as the Company shall reasonably request during the term hereof.

     2. Term of Employment. The term of this Agreement shall commence on the Effective Date and shall continue through December 31, 2003 (the "INITIAL TERM"). Thereafter and unless this Agreement is terminated in accordance with the provisions set forth in Section 4

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hereof,  the  term  of  this  Agreement  shall  be  automatically  extended  for successive  and  additional  one-year  periods.

     3.     Compensation  and  Benefits.
            ---------------------------

      3.1. Salary. The Company shall pay to Employee a base salary at the annual rate of $275,000 or at such increased rate as the Board of Directors of the Company, in its sole discretion, may hereafter from time to time determine ("BASE SALARY"), payable in accordance with the regular payroll practices of the Company and subject to all applicable federal and state deductions and withholdings. During the term of this Agreement, Employee's Base Salary shall be reviewed no less frequently than annually by the Board of Directors of the Company to determine whether or not such Base Salary should be increased in light of Employee's duties, responsibilities and performance, and, if it is determined that an increase is merited, such increase shall be promptly put into effect and Employee's base salary as so increased shall constitute Employee's Base Salary for purposes of this Section 3.1.

      3.2. Expenses. Employee is currently a resident of San Jose, California. During the term of this Agreement, Employee shall spend a significant amount of time at the Company's headquarters in Morrisville, North Carolina. During the term of this Agreement, the Company shall: pay for, or reimburse Employee for, all of Employee's roundtrip airfare to the Raleigh-Durham International Airport; (b) pay for, or reimburse Employee for, up to two roundtrip airfares per month for Employee's spouse to the Raleigh-Durham International Airport; (c) pay for, or reimburse Employee for, Employee's actual lodging expenses (including an apartment rental and all utilities expenses related to such apartment rental) in the Research Triangle Area of North Carolina (the "RTP"); and (d) pay for, or reimburse Employee for, Employee's actual car rental expenses in the RTP. Employee and the Company hereby acknowledge and agree that the Board of Directors of the Company may determine that it is in the best interests of the Company for Employee to relocate his residence to the RTP. In such event, the Company shall provide Employee with an adequate relocation package as Employee and the Company shall mutually determine. The Company shall pay for, or reimburse Employee for, all other reasonable out-of-pocket expenses incurred by him in performing services under this Agreement. The Company shall pay to Employee an automobile allowance of $500 per month. The Company shall pay a maximum of $2,000 annually for disability insurance on behalf of the Employee. All such payments or reimbursements shall be made by the Company according to the Company's expense account and reimbursement policies and provided that Employee shall submit reasonable documentation with respect to such expenses.

      3.3. Incentive Compensation Plan. The Company, with respect to each calendar year during the term hereof, shall pay Employee an annual cash bonus (a "BONUS") in an amount equal to no less than 35% of Employee's annual Base Salary provided that the Employee remains employed by the Company continuously throughout such calendar year. The Company shall pay such Bonus, if any, to Employee on or before December 31St of such calendar year. The bonus evaluation for 2001 will be based on the Chairman of the Board of Directors recommendation to the Board of Directors Compensation Committee and will be based on if the Company is Profitable (as defined below) or has been Strategically Repositioned (as defined below). The term "Profitable" means positive net cash flow from the Company's business activities, excluding investment activities and losses from the disposal or write-off of the Company's IBM controller

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inventory.  The  term  "Strategically Repositioned" means additional funding was achieved and/or business partners were brought in to benefit the company. In addition to the foregoing, the Company shall pay Employee a bonus of $200,000 upon: (a) the consummation of the initial public offering of shares of the Company's Common Stock pursuant to the Securities Act of 1933, as amended (an "IPO") or (b) the consummation of a merger, reorganization, consolidation, exchange, transfer of assets, or similar transaction in which the Company is not the surviving company (a "CHANGE IN CONTROL").

      3.4. Incentive Stock Options. Simultaneously with the execution and delivery of this Agreement, the Company and Employee shall execute and deliver a Stock Option Agreement (the "OPTION AGREEMENT") pursuant to which the Company shall grant Employee an option to purchase 2,500,000 shares of the Common Stock of the Company in accordance with the terms and conditions thereof The Option Agreement shall provide that 625,000 options shall immediately vest and 1,875,000 options shall vest quarterly over two years beginning on the Effective Date, have an exercise price of $0.22 per share, and vesting will accelerate upon the consummation of an IPO or a Change In Control. Also, the Company shall grant Employee an option to purchase 500,000 shares of the Common Stock of the Company that immediately vests upon consummation and receipt of at least $5 million in equity financing and has a grant price that reflects the then fair market value. Provided that Employee is an employee of the Company and at such time as the Company increases its stock option pool, the Company shall grant
Employee: (a) if the Company is Profitable or Strategically Repositioned on the grant date, an option to purchase 1,800,000 shares of the Common Stock of the Company that vests quarterly over two years from the grant date, has an exercise price determined by the Board of Directors of the Company on the grant date, and has accelerated vesting upon the consummation of an IPO or Change In Control or
(b) if the Company is not Profitable or has not been Strategically Repositioned on the grant date: (i) an option to purchase 900,000 shares of the Common Stock of the Company that vests quarterly over two years from the grant date, has an exercise price determined by the Board of Directors of the Company on the grant date, and has accelerated vesting upon the consummation of an IPO or a Change In Control and (ii) an option to purchase up to 900,000 shares of the Common Stock of the Company that vests quarterly over two years after the Company becomes Profitable or Strategically Repositioned, has an exercise price determined by the Board of Directors of the Company on the grant date, and has accelerated vesting upon the consummation of an IPO or a Change In Control. The Board of Directors of the Company shall determine when it is appropriate for the Company to increase its stock option pool to facilitate the foregoing stock option grants.

      3.5. Vacation. Employee shall be entitled to four weeks of vacation during each calendar year of this Agreement, or such greater period as the Board of Directors of the Company shall approve, and to paid holidays given by the Company to its employees generally, without reduction in salary or other benefits. Vacation for a calendar year that is not used may be used in subsequent calendar years. Upon termination of Employee's employment pursuant to
Section 4 hereof, Employee shall be entitled, in addition to the compensation and benefits provided for in Section 4, to receive in cash an amount equivalent to all accrued and unused vacation as of such termination date.

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 3.6.     Equipment.  The  Company  shall  provide  Employee  with  equipment reasonably determined by the Company to be necessary for Employee to perform his duties under this Agreement, including, without limitation, a portable personal computer and a cellular telephone.

      3.7. No Other Benefits. During the term of this Agreement or upon any termination hereof, the Company shall have no obligation to pay or provide, any compensation or benefits other than as set forth herein; provided, however, that Employee shall be entitled to all benefits generally available under the employee benefit plans, and the policies and practices of, the Company, determined in accordance with the applicable terms and provisions of such plans, policies and practices, in each case, as accrued to the date of termination of employment. Employee hereby acknowledges that the Company may desire to obtain key-man life insurance on him. In such event, Employee shall take all action requested by the Company, including submitting to a physical examination, to facilitate the Company obtaining such policy.

     4.     Termination  of  Employment
            ---------------------------
..
      4.1. Events of Termination. Employee's employment hereunder shall terminate prior to the expiration of the term set forth in Section 2 hereof upon the occurrence of any one or more of the following events:

     (a) Death. In the event of Employee's death, Employee's employment shall terminate on the date of death.

     (b) Termination By the Company for Cause. The Company may, at its option, terminate Employee's employment for Cause (as defined below) upon giving written notice of termination to Employee. Employee's employment shall terminate on the date on which such notice shall be given. For purposes hereof, "Cause"
                                                                          -----
shall mean Employee's (i) conviction of or guilty plea to a felony, (ii) commission of fraudulent, illegal or dishonest acts, as determined by the Board of Directors of the Company, (iii) willful misconduct or gross negligence which reasonably could be expected to be materially injurious to the business or operations of the Company (monetarily or otherwise) or (iv) material failure to perform his duties under this Agreement, or any other material breach of this Agreement, as reasonably determined by the Board of Directors of the Company and Employee fails to cure such failure to perform or such breach within thirty (30) days following receipt of written notice of such failure to perform or such breach.

     (c) Termination By the Company Without Cause. The Company may, at its option, terminate Employee's employment for any reason whatsoever by giving at least thirty (30) days prior written notice of termination to Employee.

     (d) Termination By Employee. Employee may terminate Employee's employment for any reason whatsoever by giving at least thirty (30) days prior written notice of termination to the Company.

     (e) Disability. In the event of Employee's Disability (as defined below), the Company will have the option to terminate Employee's employment by giving a written notice of

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 termination  to  Employee.  Such  notice shall specify the date of termination, which date shall not be earlier than thirty (30) days after such notice is given. For purposes of this Agreement, "DISABILITY" means the inability of Employee to substantially perform his duties hereunder for ninety (90) consecutive days or one hundred eighty (180) days out of three hundred sixty-five (365) days as a result of a physical or mental illness, all as determined in good faith by the Board of Directors of the Company following consultation with medical or mental health experts selected by the Board of Directors of the Company.

     (f) Termination By Employee for Good Reason. Employee may, at his option, terminate Employee's employment upon giving written notice of termination to the Company in the event that (i) the Company commits a material breach of the terms of this Agreement and fails to cure such breach within thirty (30) days following receipt of written notice of such breach, or (ii) Employee's Base Salary, title, duties, authority, or responsibilities (as such duties, authority, and responsibilities have been established by the Board of Directors of the Company) are substantially reduced.

     4.2. Company's Obligations Upon Termination. Following the termination of Employee's employment under the circumstances described below, the Company shall pay to Employee (or in the event of Employee's death, as directed by the executor of Employee's estate the following compensation and provide the following benefits, and in the case of Section 4.2(a) in full satisfaction and final settlement of any and all claims and demands that Employee now has or hereafter may have against the Company (other than any claims and demands pursuant to the provisions of the Option Agreement or any other Incentive Stock Option Agreement or Nonqualified Stock Option Agreement to be entered into between the Company and Employee or the Nonqualified Stock Option Agreement and Stock Purchase Warrant issued by the Company to Employee in connection with the acquisition by the Company of Digital Interiors (the "Digital Interiors Agreements"), the full satisfaction and final settlement of which claims and demands shall be controlled by the Option Agreement or such other Incentive Stock Option Agreement or Nonqualified Stock Option Agreement):

     (a) Termination Without Cause By the Company or with Good Reason by Employee. In the event that Employee's employment shall be terminated by the Company pursuant to Section 4.1(c) hereof:, or by Employee pursuant to Section 4.1(f) hereof, the Company shall pay Employee (a) all Base Salary earned but unpaid through the date of termination, in accordance with the Company's then existing payroll practices. Base Salary shall be paid with the payroll immediately after the termination of Employee's employment and (b) any Bonus earned on or prior to i (late of termination, but not yet paid, which such Bonus shall be paid with the payroll immediately alter the termination of Employee's employment and (c) Base Salary and existing benefits for t period covering the remaining term of the Agreement, or for one year, whichever is greater, from the date of termination. n addition, (i) the Company shall reimburse Employee for any expense incurred through the date of such termination in accordance with
Section 3.2 hereof, (ii) the Company shall provide Employee with executive outplacement services reasonably acceptable to Employee, au (iii) with respect to a termination by the Company without Cause pursuant to Section (c) or a termination by Employee pursuant to Section 4.1(f) hereof; all stock options of the Company then issued to Employee (the "Options") shall become fully vested and exercisable as of the date of such termination and shall continue to be exercisable for a period of three (3) years after the date of such termination with respect to all shares of the Company's Common Stock subject to the Option.

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(b)     By the Company for Cause.  In the event that Employee's employment shall be terminated by the Company for Cause pursuant to Section 4.1(b) hereof, Employee shall be entitled to no further compensation or other benefits under this Agreement other than any Base Salary and Bonus earned by him up to and including the effective date of such termination, but not yet paid. In addition, the Company shall reimburse Employee for any expenses incurred through the date of such termination in accordance with Section 3.2 hereof.

     (c) Termination upon Expiration of the Employment Term. Upon expiration of the term of this Agreement, Employee shall be entitled to no further compensation or other benefits under this Agreement other than that portion of any unpaid Base Salary earned, but unpaid, through the end of such term and Bonus earned on or prior to the end of such term, but not yet paid. In addition, the Company shall reimburse Employee for any expenses incurred through the date of such termination in accordance with Section 3.2 hereof.

     (d) Termination by Employee. In the Event that Employee's employment shall be terminated by the Employee pursuant to Section 4.1 (d) hereof, Employee shall be entitled to no further compensation or other benefits under this Agreement other than that portion of any unpaid Base Salary earned, but unpaid, through the end of such termination and Bonus earned on or prior to the end of such termination, but not yet paid. In addition, the Company shall reimburse
Employee for any expenses incurred through the date of such termination in accordance with Section 3.2 hereof Also, any Options that shall become fully vested through the end of such termination shall continue to be exercisable for a period of three (3) years after the date of such termination with respect to all shares of Common Stock subject to the Options.

     (e) Termination Due to Death or Disability. in the event that Employee's employment shall be terminated by the Company pursuant to Section 4.1(a) or 4.1(e) hereof; (i) the Company shall pay Employee all Base Salary and Bonus earned, but unpaid, through the date of termination, and shall reimburse Employees for any expenses incurred through the date of termination in accordance with Section 3.2 hereof and (ii) the Options shall become fully vested and exercisable as of the date of such termination and shall continue to be exercisable for a period of three (3) years after the date of such termination with respect to all shares of Common Stock subject to the Options.

      4.3. Nature of Payments. All amounts to be paid by the Company to Employee pursuant to this Section 4 (other than Base Salary or reimbursement of expenses or amounts paid pursuant to Section 4.2(e)) shall be considered by the parties to be severance payments. In the event that such payments shall be treated as damages, it is expressly acknowledged by the parties that damages to Employee for termination of employment would be difficult to ascertain and the above amounts are reasonable estimates thereof and are not a penalty.

     5. Non-Interference; Noncompetition. During the term of this Agreement and for a period of twenty four (24) months thereafter, Employee shall not:

     (a) interfere with any of the Company's or Digital Interiors' relationships with, or endeavor to employ or entice away from the Company or Digital Interiors, any person who at

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any  time on or after the date hereof, is or shall be an employee of the Company or Digital Interiors or interfere with or seek to alter the Company's or Digital Interiors' relationship with, divert any supplier, licensee or distributor of the Company or Digital Interiors; or

     (b) directly or indirectly, engage in or facilitate or support others to engage in the production, sale or distribution of any products or services competitive to the business of the Company or Digital Interiors in which the Company or Digital Interiors or any successor thereof (only to the extent of the products and services of the Company or Digital Interiors immediately prior to the successor succeeding to the Company's or Digital Interiors' business) is then actively engaged or any successor thereof anywhere in the United States or any other country in which Company or Digital Interiors is then actively conducting its business or, directly or indirectly, solicit or attempt to solicit for business in a manner which could reasonably be expected to result in a detriment to the Company or Digital Interiors, in competition with the Company or Digital Interiors or any successor thereof, any suppliers, clients or customers with whom the Company or Digital Interiors or any successor thereof shall have done business; or

     (c) seek or obtain employment with or provide services to any customer or client of the Company or Digital Interiors with whom Employee interacted during the Term of this Agreement which employment or services could reasonably be expected to result in a detriment to the Company or Digital Interiors.

     6. Property Rights. With respect to information, inventions and discoveries developed, made or conceived of by Employee, either alone or with others, at any time during his employment by the Company and whether or not within working hours, arising out of such employment or pertinent to any field of business or research in which, during such employment, the Company is engaged or (if such is known to or ascertainable by Employee) is considering engaging, Employee agrees:

     (a) that all such information, inventions and discoveries, whether or not patented or patentable, shall be and remain the exclusive property of the Company;

     (b) to disclose promptly to an authorized representative of the Company all such information, inventions and discoveries and all information in Employee's possession as to possible applications and uses thereof;

     (c) not to file any patent application relating to any such invention or discovery except with the prior written consent of an authorized officer of the Company;

     (d) that Employee hereby waives and releases any and all rights Employee may have in and to such information, inventions and discoveries, and hereby assigns to the

Company and/or its nominees all of Employee's right, title and interest in them, and all Employee's right, title and interest in any patent, patent application, copyright or other property right based thereon. Employee hereby irrevocably designates and appoints the Company and each of its duly authorized officers and agents as his agent and attorney-in-fact to act for him and m his behalf and stead to execute and file any document and to do all other lawfully permitted acts to further the prosecution, issuance and enforcement of any such patent, patent application,

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copyright  or other property right with the same force and effect as if executed and  delivered  by  Employee;  and

     (e) at the request of the Company, and without expense to Employee, to execute such documents and perform such other acts as the Company deems necessary or appropriate, for the Company to obtain patents on such inventions in a jurisdiction or jurisdictions designated by the Company, and to assign to the Company or its designee such inventions and any and all patent applications and patents relating thereto.

     7. Confidentiality. With respect to the information, inventions and discoveries referred to in Section 6 hereof, and also with respect to all other information, whatever its nature and form and whether obtained orally, by observation, from graphic materials or otherwise (except such as is generally available through publication), obtained by Employee during or as a result of his employment by the Company and i-elating to any invention, improvement, enhancement, product, know-how, formula, software, process, apparatus, design, concept or other creation, or to any use of any of them, or to materials, tolerances, specifications, costs (including, without limitation, manufacturing costs), prices, or to any plans of the Company or Digital Interiors, or to any other trade secret or proprietary information of the Company or Digital Interiors, Employee agrees:

     (a) to hold all such information, inventions and discoveries which have not otherwise become public knowledge in strict confidence and not to publish or otherwise disclose any thereof to any person or entity other than the Company except with the prior written consent of an authorized officer of the Company or as may be required by law;

     (b) to take all reasonable precautions to assure that all such information, inventions and discoveries are properly protected from access by unauthorized persons;

     (c) to make no use of nor exploit in any way any such information, invention or discovery except as required in the performance of his employment duties for the Company; and

     (d) upon termination of his employment by the Company, or at any time upon request of the Company, to deliver to it all graphic materials and all substances, models, software, prototypes and the like containing or relating to any such information, invention or discovery, all of which graphic materials and other things shall be and remain the exclusive property of the Company.

For purposes of this Agreement, the term 'graphic materials" includes, without limitation, letters, memoranda, reports, notes, notebooks. books of account, drawings, prints, specifications, formulae, software, data print-outs, microfilms, magnetic tapes and disks and other documents and recordings, together with all copies, excerpts and summaries thereof.

     8. No Conflicts. Employee agrees and acknowledges that his employment by the Company and compliance with this Agreement do not and will not breach any agreement made by Employee to keep in confidence information acquired by him prior to or outside of his employment with the Company. Employee will comply with any and all valid obligations which he may now have to prior employers or to others relating to confidential information, inventions

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 or  discoveries  which  are the property of those prior employers or others, as the case may be. Employee has supplied or shall promptly supply to the Company upon its request a copy of each written agreement setting forth any such obligation. Employee hereby agrees and acknowledges that he has not brought and will not bring with him for use in the performance of his duties at the Company any materials, documents or information of a former employer or any third party that are not generally available to the public, unless he has express written authorization from the owner thereof for possession and use or Employee otherwise has undisputed proprietary rights to such material, documents or information. Employee hereby agrees not to serve on any board of directors, advisory board or similar board without the prior written consent of the Board of Directors of the Company.

     9. Specific Performance. Without intending to limit the remedies available to the Company, Employee agrees that damages at law would be an inadequate remedy to the Company in the event that he shall breach or attempt to breach any of the provisions of Sections 5, 6, or 7 hereof and that the Company may apply for and, without the posting of any bond or other security, have injunctive relief in any court of competent jurisdiction to restrain the breach or threatened breach of, or otherwise to enforce specifically, any of the covenants contained in such Sections. Such injunctive relief in such court shall be available to the Company in lieu of any arbitration proceeding pursuant to Section 12 hereof.

     10.     Survival.  The  provisions  of  Sections  3, 4, 5, 6, 7, 8, 9, 111,
12.1 and 12.4 shall, subject to any express provisions of such Sections, survive any termination of this Agreement. Employee's obligations under Sections 5, 6, and 7 hereof shall remain in effect throughout Employee's employment by the Company and, subject to the express provisions of such Sections, thereafter, unaffected by any transfer to a subsidiary or affiliate of the Company, and without regard to the reason for termination of Employee's employment.

     11. Arbitration. Any controversy or claim based on, arising out of or relating to the interpretation and performance of this Agreement or any termination hereof shall be solely and finally settled by arbitration under the rules of the American Arbitration Association, and judgment on the award rendered in the arbitration may be entered in any court having jurisdiction thereof. Any such arbitration shall be in Wake County, North Carolina, and shall be submitted to a single arbitrator appointed by the mutual consent of the parties or, in the absence of such consent, by application of any party to the American Arbitration Association. A decision of the arbitrator shall be final and binding upon the parties, and the arbitrator shall be authorized to apportion fees and expenses (including counsel fees and expenses) as the arbitrator shall deem appropriate. In the absence of any such apportionment, the fees and expense of the arbitrator shall be borne equally by each party, and each party will bear the fees and expenses of its own attorney. The Company shall reimburse Employee for all reasonable travel, lodging, and meal expenses incurred by Employee in connection with any such Arbitration. Such reimbursement shall be made within 10 business days of Employee submitting reasonable documentation of such expenses. The parties agree that this clause has been included to rapidly and inexpensively resolve any disputes between them with respect to this Agreement and that this clause shall be grounds for dismissal of any court action commenced by either party with respect to this Agreement, other than (i) post-arbitration actions seeking to enforce an arbitration award and
(ii)  actions  seeking  appropriate  equitable  or injunctive relief pursuant to
Section  9  hereof

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12.     Miscellaneous.
        -------------
     12.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina that are applicable to agreements entered into between residents of the State of North Carolina and that are to be performed entirely with the State of North Carolina and without regard to principles of conflict of laws.

     12.2. Entire Agreement; Amendment. As of the Effective Date, Digital interiors and Employee hereby terminate in all respects the Employment Agreement, dated as of January 25, 2001, between Digital Interiors and Employee (the "Digital Interiors Employment Agreement"). This Agreement and the Option Agreement (together with any other Incentive Stock Option Agreement or Nonqualified Stock Option Agreement to be entered into between the Company and Employee) contains the complete understanding and agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior understandings and agreements, written or oral, between the parties hereto relating to the subject matter hereof, including without limitation, the Digital Interiors Employment Agreement. This Agreement shall have no effect on the Digital Interiors Agreements or the Employee's rights thereunder or the Agreement and Plan of Merger and Reorganization, dated October 24, 2000, as amended, by and among the Company, DI Acquisition, Inc., Digital Interiors, and the Stockholders' Agent named therein or Employees rights thereunder.

     12.3. Assignment. This Agreement and the rights and obligations hereunder, shall not be assignable or delegable by any party hereto without the prior written consent of the other party, except with respect to an assignment by the Company to any affiliate of the Company or pursuant to a merger or consolidation involving the Company or pursuant to the sale of all or substantially all of the assets of the Company.

     12.4. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, (the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law and (any such invalidity or unenforceability shall be deemed replaced by a term or provision determined by the parties as coming closest to expressing the intention of the invalid or unenforceable term or provision.

     12.5. Notice. Any notice to be given hereunder shall be in writing and either delivered in person, by facsimile, by nationally recognized overnight courier, or by registered or certified first class mail, postage prepaid, addressed (a) if to the Company at 1015 Aviation Parkway, Morrisville, North Carolina 27560, and (b) if to Employee at the address set forth on the signature page hereof. Notices delivered personally shall be deemed given as of actual receipt; notices sent via f transmission shall be deemed given as of one business day following sender's receipt from sender's facsimile machine of written confirmation of transmission thereof, notices sent by overnight courier shall be deemed given as of one business day following sending; and notices mailed shall be deemed given as of five business days after proper mailing. Any party may change its address in a notice given to the other party in accordance with this Section 12.5.

12.6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors (including, without limitation, any successor by merger or sale of all or substantially all assets) and permitted assigns.

     12.7. Further Assurances. Employee shall execute and deliver all instruments and other documents which are mutually and reasonably agreed to by Employee and the Company to be necessary or appropriate to carry out the terms of this Agreement. The Company shall pay or reimburse any expenses incurred by Employee in connection with Employee's obligations under this Section 12.7.

     12.8. Headings. The Section headings in this Agreement are for convenience of reference only and shall not affect its interpretation.

     12.9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which when together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, this Employment Agreement has been executed and delivered by the parties hereto as of the date first above written.

                              EMPLOYER:

                              HOME  DIRECTOR,  INC.

                              By:_________________________________________
                                   Marshall  C.  Phelps,  Jr.
                                   Chairman

                              EMPLOYEE:

                              By:_________________________________________
                                   Donald  B.  Witmer

                                   Address:  2006  Margot  Place
                                            San  Jose,  CA  95125

     Digital Interiors hereby joins this Agreement for the purposes of terminating the Digital Interiors Employment Agreement pursuant to Section 12.2 of this Agreement.

                              DIGITAL  INTERIORS,  INC.


                              By:________________________________________
                                   Steven  L.  Carnevale
                                   Secretary  &  Treasurer


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